UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       HYDRO ENVIRONMENTAL RESOURCES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

Nevada                                                                73-1552304
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(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

2903 N.E. 109th Avenue, Suite D, Vancouver, Washington                98682-7273
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

      Consulting Contract dated January 7, 2003, and Amendment to Original Contract dated January 9, 2003, among Hydro Environmental Resources,
       Inc., Nichole Wright, and TheStockbroker.com, Inc. Letter Agreement
     dated December 16, 2002, and Modification #1 among Hydro Environmental
               Resources, Inc., Synergy Group, LLC, and Mark Paul
--------------------------------------------------------------------------------
                            (Full title of the Plan)

                                 David Rosenberg
                      President and Chief Executive Officer
                         2903 N.E. 109th Avenue, Suite D
                        Vancouver, Washington 98682-7273
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (360) 883-5949
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         (Telephone number, including area code, of agent for service)

                                   copies to:

                                 David R. Ludwig
                           Farleigh, Wada & Witt, P.C.
                       121 S.W. Morrison Street, Suite 600
                             Portland, Oregon 97204
                                 (503) 228-6044


                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------ -------------------- -------------------- --------------

                                  Amount to be   Proposed maximum     Proposed maximum      Amount of
   Title of Securities to be       registered   offering price per   aggregate offering   Registration
           registered                                  share               price              Fee(1)
--------------------------------- ------------ -------------------- -------------------- --------------

Common Stock, $0.001 par value(2)    400,000           $0.08              $32,000             $7.30

Common Stock, $0.001 par value(3)    120,000           $0.08              $ 9,600             $2.19
                                     -------                              -------             -----
         Total

                                     520,000                              $41,600             $9.49
--------------------------------- ------------ -------------------- -------------------- --------------

-----------------

     (1) Computed pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee, based upon the average of the high and low prices reported as of January 14, 2003.

     (2) Represents maximum number of shares issuable to Nicole Wright under the Consulting Contract and Amendment to Original Contract.

     (3) Represents maximum number of shares issuable to Mark Paul under the Letter Agreement and
Modification #1.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference herein the following documents which have been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December, 31, 2001.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the Registrant's fiscal year ended December 31, 2001; and

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Sections 78.7502 and 78.751 of the Nevada Revised Statutes permit a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, proceeding, whether civil, criminal, administrative, or investigative, including any action or suit by or in the right the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the suit, action, or proceeding if he: (a) is not liable pursuant to NRS 78.138, or (b) acted in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.752 of the Nevada Revised Statutes also provides that, to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, a corporation must indemnify him against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. The Company's Articles of Incorporation require that the Company pay all expenses incurred by directors or officers in defending a civil or criminal action, suit, or proceeding as they are incurred in advance of a final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of a director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he did not act in good faith and in the manner he reasonably believed to be or not opposed to the best interest of the Company. The Company's Bylaws provide that the Company indemnify and hold harmless each person and their heirs and administrators who serve at any time as a director or officer of the Company from and against any and all claims, judgments, and liabilities to which such persons become subject by reason of them having been a director or officer of the Company, or by reason of any action alleged to have been taken or omitted to have been taken by him as such director or officer. They also provide that the Company reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability.

Section 78.138 of the Nevada Revised Statutes further provides that a director or officer is not individually liable to the Company or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud, or a knowing violation of law. The Company's Articles of Incorporation provide that no director or officer of the Company is liable to the Company or its shareholders for any breach of fiduciary duty as an director or officer of the Company. However, the Articles state that such provision does not affect liability for acts or omissions that involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of Nevada's statutes governing private corporations. The Company's Bylaws also provide that no director or officer is personally liable for any duties or obligations arising out of any acts or conduct of such director or officer that performed for or on behalf of the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1 Articles Four, Six, and Eight of the Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3-1 of the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 20, 2001).
4.2 Articles II, III (Sections 3.7 and 3.8), and VI of the Registrant's Bylaws (incorporated by reference to Exhibit
                    3.2 of the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 20, 2001).
5.1 Opinion of Farleigh, Wada & Witt, P.C. with respect to the legality of the securities being registered.
23.1                Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit
                    5.1).
23.2                Consent of Cordavano and Harvey, P.C., Certified Public
                    Accountants.

Item 9. Undertakings.

The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

          (i)  Include any prospectus required by Section 10(a)(3) of the Act;

          (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) Include any additional or changed material information on the plan of distribution;

          provided however, that paragraphs (a)(i) and (a)(ii) do not apply if this Registration Statement is on Form S-3 or S-8 and the information required in a post-effective amendment is incorporated by reference from periodic reports filed under the Exchange Act.

     (b) For the purpose of determining any liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time to be the initial bona fide offering.

     (c) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Vancouver, State of Washington, on January 14, 2003.

                                           HYDRO ENVIRONMENTAL SERVICES, INC.,
                                           an Oregon corporation


                                           By: /s/ David Rosenberg
                                           ------------------------------------
                                           David Rosenberg, Chief Executive
                                           Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                             Dated
---------                   -----                             -----


/s/ David Rosenberg         Chief Executive Officer,          January 14, 2003
------------------------    President, and Director
David Rosenberg


/s/ David Youngblood        Chief Products Engineer           January 14, 2003
------------------------    and Director
David Youngblood


/s/ Steve Lennon            Vice President and Director       January 14, 2003
------------------------
Steve Lennon


/s/ Mark Shmulevsky         Chief Information Officer,        January 14, 2003
------------------------    Treasurer, Vice President,
Mark Shmulevsky             and Director


/s/ Michael Lysaght         Secretary, Chief Science          January 14, 2003
------------------------    Officer, and Director
Michael Lysaght


/s/ David Harmsen           Chief Financial Officer           January 14, 2003
------------------------
David Harmsen

                                  EXHIBIT INDEX


Exhibit Number      Description of Exhibit
--------------      ----------------------

4.1 Articles Four, Six, and Eight of the Registrant's Articles of Incorporation (incorporated by reference to Exhibit 3-1 of the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 20, 2001).

4.2 Articles II, III (Sections 3.7 and 3.8), and VI of the Registrant's Bylaws (incorporated by reference to Exhibit
                    3.2 of the Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed with the Securities and Exchange Commission on August 20, 2001).

5.1 Opinion of Farleigh, Wada & Witt, P.C. with respect to the legality of the securities being registered.

23.1                Consent of Farleigh, Wada & Witt, P.C. (included in Exhibit
                    5.1).

23.2                Consent of Cordavano and Harvey, P.C., Certified Public
                    Accountants.